EXHIBIT 23.3

               CONSENT OF KEGLER, BROWN, HILL & RITTER CO., L.P.A.


         We hereby consent to the reference to our firm made under the caption "Experts" in the prospectus which forms part of this registration statement.


                                   /s/ Kegler, Brown, Hill & Ritter Co., L.P.A.
                                   --------------------------------------------
                                   Kegler, Brown, Hill & Ritter Co., L.P.A.


Columbus, Ohio
March 22, 1999